As filed with the Securities and Exchange Commission on April 28, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
GRUBB & ELLIS HEALTHCARE REIT II, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	26-4008719
(State of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1551 N. Tustin Ave., Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this form relates: Registration No. 333-158111
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $0.01 par value per share
(Title of Class to Be Registered)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Grubb & Ellis Healthcare REIT II, Inc. (the “Registrant”) hereby incorporates by reference herein the description of the Registrant’s common stock, $0.01 par value per share, set forth under the caption “Description of Capital Stock,” in the prospectus contained in the Registrant’s Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on August 24, 2009 (Registration No. 333-158111) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission, including any prospectus or prospectus supplement relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.
Item 2. Exhibits.
The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have previously been filed with the Securities and Exchange Commission.

Exhibit Number	Description

1.	Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated July 30, 2009 (included as Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11 (File No. 333-158111) filed August 5, 2009 and incorporated herein by reference).

2.	Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated September 1, 2009 (included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 3, 2009 and incorporated herein by reference).

3.	Second Articles of Amendment to the Second Articles of Amendment and Restatement of Grubb & Ellis Healthcare REIT II, Inc. dated September 18, 2009 (included as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed September 21, 2009 and incorporated herein by reference).

4.	Bylaws of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (File No. 333-158111) filed March 19, 2009 and incorporated herein by reference).

5.	Form of Subscription Agreement of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit B to the Registrant’s Preliminary Prospectus contained in Post-Effective Amendment No. 9 to the Registrant’s Registration Statement on Form S-11 (File No. 333-158111) filed April 19, 2011 and incorporated herein by reference).

6.	Distribution Reinvestment Plan of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit C to the Registrant’s Preliminary Prospectus contained in Post-Effective Amendment No. 9 to the Registrant’s Registration Statement on Form S-11 (File No. 333-158111) filed April 19, 2011 and incorporated herein by reference).

7.	Share Repurchase Plan of Grubb & Ellis Healthcare REIT II, Inc. (included as Exhibit D to the Registrant’s Preliminary Prospectus contained in Post-Effective Amendment No. 9 to the Registrant’s Registration Statement on Form S-11 (File No. 333-158111) filed April 19, 2011 and incorporated herein by reference).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GRUBB & ELLIS HEALTHCARE REIT II, INC.

	By:	/s/ Jeffrey T. Hanson

Jeffrey T. Hanson Chief Executive Officer
Date: April 28, 2011